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                                                            Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



  The Board of Directors
  CompuCom Systems, Inc.:


     We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-
  63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No. 333-69051
  and No. 333-69043) on Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No. 333-12609) on
  Form S-3 of CompuCom Systems, Inc. of our report dated February 10, 1999, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of CompuCom Systems, Inc.



                                               KPMG LLP



  Dallas, Texas
  March 29, 1999